Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2012, except for the section titled “Reverse Stock Split” of Note 1, as to which the date is April 2, 2012, relating to the consolidated financial statements of Proofpoint, Inc., which appears in Proofpoint, Inc.’s Amendment No. 6 to Registration Statement on Form S-1 (No. 333-178479) filed on April 19, 2012.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 19, 2012